Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-234026, 333-223556 and 333-208354), Form S-3 (File Nos. 333-254299, 333-237968, 333-234025 and 333-215671) and Form S-1 (No. 333-237514) of VistaGen Therapeutics, Inc. of our report dated June 29, 2021 relating to the consolidated financial statements of VistaGen Therapeutics, Inc., which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
June 29, 2021